SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2005

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 28, 2005, the Registrant entered into a Settlement Agreement with RCG Ambrose Master Fund, Ltd., RCG Halifax Fund, Ltd., Parche, LLC, Starboard Value & Opportunity Fund, LLC, Admiral Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, Ramius Securities, L.L.C., Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon and Thomas W. Strauss (the foregoing individuals and entities being collectively referred to herein as the “RCG Group”), stockholders of the Registrant. Under this Settlement Agreement, a copy of which is attached as an Exhibit to this Current Report on Form 8-K and incorporated into this description by reference, the Registrant’s Board of Directors agreed, among other matters:

•	to expand the Board of Directors from four to eight members and to elect four new independent directors (see Item 5.02(d) below);

•	to announce that the Registrant’s 2005 annual meeting of stockholders will be held in Edison, New Jersey, on Friday, October 7, 2005, with a record date of August 22, 2005;

•	to reduce the size of the Board of Directors from eight to seven members after the 2005 annual meeting of stockholders;

•	to nominate the four new directors and three of the four continuing directors for election by stockholders at the 2005 annual meeting;

•	to separate the role of chief executive officer from the board chairmanship, and to elect Murray Low, a current director, to serve as Interim Chairman; and

•	to reimburse the RCG Group for certain expenses.

The Settlement Agreement will expire at the conclusion of the Registrant’s 2005 annual meeting.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) In connection with the Settlement Agreement with the RCG Group, William F. Doyle, a current director of the Registrant, agreed as of June 28, 2005 that he will not stand for re-election to the Registrant’s Board of Directors at the 2005 annual meeting of stockholders scheduled to be held on October 7, 2005.

(d) Effective July 1, 2005, the Registrant’s Board of Directors has elected the following four new directors (the “New Directors”), after expanding the size of the Board of Directors from four to eight members:

•	Yorgen H. Edholm

•	Steven L. Fingerhood

•	Mark R. Mitchell

•	John A. Rade

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Each of the New Directors was recommended by the RCG Group and elected pursuant to the Settlement Agreement with the RCG Group. The Board of Directors has not yet decided which committees each of the New Directors will join. None of the New Directors has, or has had since the Registrant’s last fiscal year, a relationship with the Registrant that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR;

(a) On June 27, 2005, the Registrant’s Board of Directors amended the Registrant’s Bylaws a to create a new time limit on the scheduling of the Registrant’s future annual meetings of stockholders. The new time limit for holding annual meetings, which shall take effect with respect to the Registrant’s 2006 annual meeting of stockholders, will be three months after the deadline for filing the Registrant’s Annual Report on Form 10-K. Specifically, Article I, Section 2 of the Registrant’s Amended and Restated Bylaws has been revised as follows (bold text inserted):

2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors, the President or the Chairman of the Board (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors, the President or the Chairman of the Board and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient, provided that the annual meeting shall be held within the three-month period following the last permitted filing date for the corporation’s annual report on Form 10-K. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

ITEM 9.01(c) EXHIBITS

3(ii) Amended and Restated Bylaws of the Registrant.

10.1 Settlement Agreement among the Registrant and the RCG Group, dated June 28, 2005.

99.1 Press release of I-many, Inc. dated June 30, 2005, regarding the Settlement Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President, General Counsel and Secretary

Dated: June 30, 2005

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